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                                                                    EXHIBIT 23.1




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-3 (333-57153) and in the Registrations Statements (Form S-8) listed below of our report dated September 25, 1998, with respect to the consolidated financial statements of America Online, Inc., included in the Annual Report (Form 10-K) for the year ended June 30, 1998.

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
  1)   No. 33-46607                    8)   No. 33-91050                       15)   No. 333-07603
  2)   No. 33-48447                    9)   No. 33-94000                       16)   No. 333-22027
  3)   No. 33-78066                   10)   No. 33-94004                       17)   No. 333-46633
  4)   No. 33-86392                   11)   No. 333-00416                      18)   No. 333-46635
  5)   No. 33-86394                   12)   No. 333-02460                      19)   No. 333-46637
  6)   No. 33-86396                   13)   No. 333-07163                      20)   No. 333-57143
  7)   No. 33-90174                   14)   No. 333-07559                      21)   No. 333-60623
                                                                               22)   No. 333-60625
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                                    ERNST & YOUNG LLP

                                    /S/ERNST & YOUNG LLP

Vienna, Virginia
September 25, 1998